SETTLEMENT AGREEMENT AND RELEASE


     This Settlement Agreement and Release ("Agreement") is entered into the 10th day of February, 1998, by and between GERALD KERN, a married person ("KERN"), and GUMTECH INTERNATIONAL INC., ("GUMTECH")

                                    RECITALS
                                    --------

     A. KERN was an employee of GUMTECH from August 14, 1996 until February 10, 1998, when he resigned from his employment as Chief Executive Officer, Chairman of the Board, President, and member of the Board.


     B. KERN has been represented by legal counsel throughout the Litigation and the negotiations that resulted in this Agreement, and he enters into this Agreement freely, voluntarily and with a full and complete understanding of the rights that he is forever surrendering, releasing, discharging and settling under this Agreement.

     C. Both parties desire to settle any and all claims that either may have against the other except as specifically excluded.

                                    AGREEMENT
                                    ---------


     NOW, THEREFORE, in consideration of the mutual promises, covenants' and relinquishment of rights agreed to herein, as well as other consideration, the receipt and sufficiency of which is hereby acknowledged, KERN and GUMTECH agree as follows:

          1. Payment to KERN. Upon the full execution of this Agreement GUMTECH shall issue a check, payable to KERN and Schleier Law Offices, P.C., in the amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000). An additional FIFTY THOUSAND DOLLARS ($50,000) from which all necessary withholdings will be taken for all amounts attributed to wages will be issued to KERN. The remainder of the FIFTY THOUSAND DOLLARS ($50,000) will be deposited in the trust account of Cheri
L. McCracken, Esq. for 120 days from the date of this agreement to be paid to KERN at that time if KERN has not disparaged GUMTECH, its Directors, officers, or employees. In the event GUMTECH believes KERN has disparaged GUMTECH within the 120 day period from the date of this Agreement, the notification procedures set forth in paragraph 8 shall be utilized. KERN shall be paid his full pay and allowances up to and including February 10, 1998. The parties agree that two-thirds (2/3) of the total of TWO HUNDRED THOUSAND DOLLARS ($200,000) is attributable to the settlement of tort claims, including defamation and intentional interference asserted by KERN.


          KERN's stock options shall be Amended and Restated or Reissued for 100,000 shares of GUMTECH International Inc. common stock at the price of $5.81 an option. The option shares shall be exactly like those he now holds. This option will expire one year from the date of this Agreement. A cancellation agreement will be executed for the options KERN now holds above 100,000 and for the option on shares held by Ratcliff. GUMTECH will act promptly and reasonably to enable KERN to exercise his options.


          GUMTECH International Inc. shall forgive any salary advances and interest thereon owed to it by KERN. The debt owed by KERN to GUMTECH International Inc. of SIXTY-SIX THOUSAND ( $66,000.00) DOLLARS plus interest which will become compensation on November 1, 1999, will be unconditionally forgiven on November 1, 1999.

     2. Release. By executing this Agreement, KERN, for himself and his successors, heirs, assigns, agents and representatives, hereby knowingly and voluntarily forever releases, discharges and forgives GUMTECH and all of its directors, officers, shareholders, employees, agents, administrators, divisions, and related corporations and entities, from and against any and all legal and equitable claims, liabilities, causes of action, debts, damages and rights to payment or performance of any nature whatsoever, whether known or unknown, vested or contingent, liquidated or unliquidated asserted or not yet asserted, arising from or in any way related to or associated with (i) KERN's employment with GUMTECH, (ii) the resignation of said employment, (iii) any aspect of any other relationship between KERN and GUMTECH, and (iv) any other event occurring or transaction entered into at any time up to and including the date of February 10, 1998, including without limitation any matters that were or could have been alleged by KERN. Without in any way limiting the generality of the foregoing, KERN acknowledges by his execution of this Agreement that he has been paid in full for all vacation pay, wages, leave, and other benefits to which he was entitled as an employee of GUMTECH, other than the consideration given to- him under this Agreement.

     3. By executing this Agreement, GUMTECH, hereby knowingly and voluntarily forever releases, discharges and forgives KERN for himself and his successors, heirs, assigns, agents and representatives from and against any and all legal and equitable claims, liabilities, causes of action, debts, damages and rights to payment or performance, whether known or unknown, vested or contingent, liquidated or unliquidated, asserted or not yet asserted, arising from or in any way related to or associated with (i) KERN's employment with GUMTECH, (ii) the resignation of said employment, (iii) any aspect of any other relationship between KERN and GUMTECH, and (iv) any other event occurring or transaction entered into at any time up to and including February 10, 1998. Notwithstanding the foregoing, GUMTECH does not for itself, its shareholders, employees, or agents release KERN of any actions that violate State or Federal regulatory statutes or regulations or any fraudulent action and cannot. Further, KERN acknowledges by his execution of this Agreement that he has been paid in full for all vacation pay, wages, leave, and other benefits to which he was entitled as an employee of GUMTECH, other than the consideration given to him under this Agreement.

     4. Waiver of  Reinstatement.  Without in any way limiting the generality of
Section 3 of this Agreement, KERN hereby knowingly and voluntarily forever releases, discharges, and forgives GUMTECH from and against any claim he may have or have had for reinstatement to the position he held before the resignation of his employment with GUMTECH. KERN further promises, covenants and agrees that, from and after the execution of this Agreement, he will never apply for employment with GUMTECH or any corporation or other entity related to GUMTECH in any way, and, further, that if he does apply for such employment, GUMTECH or its related corporation or entity, as the case may be, may refuse to employ KERN for any reason or no reason, notwithstanding any contrary provision of any law, statute, regulation or agreement otherwise applicable to such application.

     5. Employment Status and References. For all purposes, GUMTECH shall treat the resignation of KERN's employment with GUMTECH as a voluntary resignation. If any third party requests any information regarding such resignation, GUMTECH shall indicate to such third party that the resignation was a voluntary resignation. If any third party requests a reference regarding KERN, GUMTECH shall provide only the foregoing information, together with KERN's name, dates of employment and last position held, and will indicate to such third party that the provision of only such information is GUMTECH's normal and standard reference policy.

     6. Life Insurance. KERN shall be assigned the ownership of life insurance policy on his life that GUMTECH International Inc. has purchased on him, and the beneficiary shall be changed to the Gerald Kern and Cynthia Kern Living Trust.

     7.  Insurance   Indemnification.   KERN  will  be  indemnified  by  GUMTECH
International Inc. for his deductible on any matter that is covered by the errors and omissions insurance policy.

     8. Non-Disparagement. Both parties, including GUMTECH's officers and directors, agree not to engage in any conduct or make any statement that would disparage the other or their respective business interests in any way. GUMTECH and KERN agree and understand that non-disparagement of the other party, including GUMTECH's officers and Directors, is a material term of this Agreement and that violation of such term would cause great harm to the other part](. If either party believes that the other party has breached the obligation and commitments on non-disparagement, the non-breaching party shall give the alleged breaching party reasonable notice, in writing, of the alleged breach, the factual basis for such alleged breach, and an opportunity to respond within 7 days of the receipt of the notice of said alleged breach. After such 7 day time frame has passed, the non-breaching party may commence arbitration as described in Paragraph 7.4 of the Employment Agreement previously executed by KERN and GUMTECH.


               If the existence of a breach is disputed and arbitrated, the losing party with respect to that issue will pay the prevailing party's reasonable attorneys' fees and costs incurred in arbitrating the alleged breach. The parties agree that the losing party shall pay the prevailing party liquidated damages in the amount of Two Hundred Thousand ($200,000.00) Dollars as the harm that would be caused by a breach of the non-disparagement obligation is difficult if not impossible to accurately estimate momentarily. However, the noted sum is deemed by the parties to be a reasonable forecast of just compensation for the harm that would be caused by a breach of the obligation of non-disparagement.


          9. Tax Consequences and Indemnification. KERN will indemnify GUMTECH International Inc. against all tax consequences that might arise because of the allocation of the damages.


               The parties agree that should any governmental authority determine that all or any part of the payment under paragraph is taxable income, KERN will be solely responsible for the payment of all such taxes. KERN agrees to indemnify and hold GUMTECH harmless if any governmental authority seeks payment of taxes, costs, assessments, penalties, damages, fees interest, withholding, or other losses, including losses, if a claim or determination is made that all or part of this damage payment should have been treated as taxable income. KERN further agrees that, if the aforementioned sum or any portion thereof, is treated as taxable income, KERN will promptly execute and deliver to GUMTECH the applicable federal and state tax forms stating that he has paid the taxes, costs, interest, withholding, assessments, penalties, damages or other losses, if any. In addition, KERN understand and agrees that GUMTECH has no duty to defend against any claim or assertion that all or part of this damage payment should be treated as taxable income, and KERN agrees to assume responsibility for contesting any such claim or assertion, and to cooperated fully in the defense of any such claim or claims regarding the taxability of such sum which is brought against GUMTECH.

     10. Mutual Press Release. KERN and the GUMTECH International Inc. have issued a mutual press release.

     11. Return All Company Equipment, Property. and Documents. KERN has resigned all positions with GUMTECH International Inc. and will return all company equipment, property, and documents. He has returned all credit cards he has in his personal possession. Two phone accounts will be switched to KERN, to be his accounts. He will be responsible for all charges on the account as of February 10, 1998.

     12. No Assignment. KERN represents and warrants to GUMTECH that he has not sold, assigned, conveyed or otherwise transferred, in whole or in part, any claim, cause of action, debt, damage, or right to payment or performance against GUMTECH and that no other person owns or claims any interest in or to any such claim, cause of action, debt, damage or right to payment or performance of KERN against GUMTECH

     13. No Admissions. By entering into this Agreement and by performing their respective obligations hereunder, neither KERN nor GUMTECH admit any wrongdoing.

     14. Voluntary and Knowing Agreement. KERN and GUMTECH each hereby state that they have read this Agreement, have consulted with (or have had the opportunity to consult with) legal counsel of its or his own choosing in connection with the decision to enter into this Agreement, and have entered into this Agreement knowingly, freely and voluntarily, with full and complete knowledge of the meaning and significance of the terms of this Agreement.


     15. Settlement Costs. KERN AND GUMTECH shall bear their own respective costs, expenses and attorneys' fees incurred in negotiating the terms of the Agreement.

     16. Entire Agreement This Agreement constitutes the entire agreement between KERN and GUMTECH pertaining to the subject matter of this Agreement. No covenants, promises, representations or warranties have been made or are being relied upon by either party except as expressly set forth herein. Any prior negotiations, discussions or positions by and between the parties are hereby merged into this Agreement, and shall not operate or be construed to alter the terms or affect the interpretation of this Agreement. This Agreement may be amended only by a writing signed by both KERN and GUMTECH; no such written modification exists as of the execution of this Agreement.

     17. Severability. If any provision of this Agreement is deemed to be unenforceable, for whatever reason, by a court of competent jurisdiction, such court shall have the authority to modify such provisions to the minimum extent necessary, consistent with the intent of the parties, to make such provision fully enforceable, or, if such provision cannot be so modified, then such provision shall be severed from this Agreement and the remainder of this Agreement shall continue in full force and effect, as if the Agreement had been executed with the unenforceable provision so modified or severed, as the case may be.

     18. Counterparts. This Agreement may be executed in counterparts, and when all required signatures have been obtained on such counterpart pages, this Agreement will be deemed to have been fully executed and to be fully binding on all parties hereto as though all parties had signed a single Agreement rather than counterpart originals thereof.


     IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement and Release as of the date and year first above written.



GUMTECH INTERNATIONAL INC.

By                                            /s/  GERALD KERN
  -----------------------------               ---------------------------------
                                              GERALD KERN

Its
   ----------------------------

STATE OF ARIZONA      )
                      )  ss.
County of Maricopa    )

     On this, the 2nd day of March, 1998, before me, the undersigned Notary Public, personally appeared GERALD KERN, known to me or proved to be the
individual   whose  name  is  subscribed  to  the  foregoing   instrument,   and
acknowledged that he executed the same for the purposes stated in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                             /s/  Mary H. Portillo
                                             -----------------------------------


My Commission Expires:

(Seal Omitted)

STATE OF ARIZONA     )
                     )   ss.
County of Maricopa   )

     On this, the ................. day of ...................  1998, before me, the undersigned Notary Public, personally appeared ............................, known to me or proved to be the individual whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same on behalf of GUMTECH International Inc. for the purposes stated in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




                                                  ------------------------------
                                                   Notary Public

My Commission Expires:

---------------------

                             Cancellation Agreement

This Cancellation Agreement (this "Agreement") is entered into as of February 10, 1998, by and between Gum Tech International, Inc., a Utah corporation ("Gum Tech"), and Gerald Kern (Kern").

Whereas, Gum Tech granted to Kern incentive stock options pursuant to the Gum Tech International, Inc. Stock Option Plan, as amended, as follows (the "Options"): (i) Grant of Incentive Stock Option dated August 14, 1996 for the right to purchase 50,000 shares of voting, common stock, no par value of Gum Tech ("Common Stock"); (ii) Grant of Incentive Stock Option dated December 30, 1996 for the right to purchase 250,000 shares Common Stock; (iii) Grant of Incentive Stock Option dated September 23, 1997 for the right to purchase 156,500 shares of Common Stock;

Whereas, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gum Tech and Kern desire to cancel and terminate the Options;

Now, therefore, Gum Tech and Kern hereby irrevocably cancel and terminate the Options and any other rights to acquire shares of Common Stock from Gum Tech, excluding the option to purchase 100,000 shares of Common Stock pursuant to a Grant of Incentive Stock Option dated February 10, 1998.

This Agreement shall be construed in accordance with and goverened by the laws of the State of Arizona. The parties agree that any action interpreting the Agreement shall be brought in the superior Court in and for the County of Maricopa, Arizona and they consent to the jurisdiction and venue of such a court. This agreement shall be binding upon the heirs, successors and assigns of the parties hereto.

Gum Tech International, Inc., a Utah
corporation

By:  /s/  Gary Kehoe
    --------------------------------            --------------------------------
    Gary Kehoe, President                       GERALD KERN

     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                      GUM TECH INTERNATIONAL, INC.,
                                      a Utah corporation

                                      By: /s/  Gary Kehoe
                                          --------------------------------------
                                          Gary Kehoe, President



                                       ACCEPTED AND AGREED TO:


                                       -----------------------------------------
                                      GERALD KERN